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                                                                      Exhibit 13

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Per-Accumulation-Unit Income and Capital Changes" and "Independent Auditors" in the Post-Effective Amendment No. 46 to the Registration Statement (Form N-3 No. 2-26342) and related Prospectus and Statement of Additional Information pertaining to the Lincoln National Variable Annuity Fund A (Individual) and to the use therein of our reports dated (a) February 5, 1998, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) February 13, 1998, with respect to the financial statements of Lincoln National Variable Annuity Fund A.



Fort Wayne, Indiana
April 24, 1998